LOAN AGREEMENT
                                 --------------

          THIS AGREEMENT is made as of the 16th day of June, 2001, by and among FRESH BRANDS, INC., a Wisconsin corporation, SCHULTZ SAV-O STORES, INC., a Wisconsin corporation, SCHULTZ ACQUISITION CORP., a Wisconsin corporation and subject to the satisfaction of the condition contained in Section 11, DICK'S SUPERMARKETS, INC. f/k/a Brodbeck Enterprises, Inc., a Wisconsin corporation (collectively, "Co-Borrowers" and individually a "Co-Borrower"), M&I MARSHALL & ILSLEY BANK, a Wisconsin banking corporation ("M&I") and FIRSTAR BANK, N.A., a national banking association ("Firstar") (collectively, the "Banks" and individually, a "Bank"). Unless otherwise indicated herein, capitalized terms shall have the meanings set forth in Section 9 hereof.

                                   WITNESSETH:

          WHEREAS, Co-Borrower Schultz Sav-O Stores, Inc. has available from M&I a $9,000,000 revolving credit facility (the "Existing M&I Facility") evidenced by a promissory note (the "Existing M&I Note") in the principal amount of $9,000,000; and

          WHEREAS, Co-Borrower Schultz Sav-O Stores, Inc. has available from Firstar a $7,000,000 revolving credit facility (the "Existing Firstar Facility" and collectively, with the Existing M&I Facility, the "Existing Facilities") evidenced by a promissory note (the" Existing Firstar Note") in the principal amount of $7,000,000; and

          WHEREAS, Co-Borrowers have requested that the Banks amend and replace the Existing Facilities with a $20,000,000 revolving line of credit facility from M&I (the "M&I Line of Credit") and a $15,000,000 revolving line of credit facility from Firstar (the "Firstar Line of Credit" and collectively, with the M&I Line of Credit, the "Lines of Credit"); and

          WHEREAS, Banks are willing to extend the Lines of Credit to Co-Borrowers, but only on the terms and conditions hereinafter set forth and in reliance on the representations and warranties of Co-Borrowers herein contained.

          NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Lines of Credit. M&I and Firstar each agree to extend to Co-Borrowers revolving credit loans (the "Loans") under the M&I Line of Credit and the Firstar Line of Credit, respectively, on the terms and conditions hereinafter set forth in this Agreement. All loans made to Co-Borrowers pursuant to the Existing M&I Facility and the Existing Firstar Facility which are outstanding as of the date hereof shall be deemed to be for purposes of this Agreement Loans made pursuant to the M&I Line of Credit and the Firstar Line of Credit, respectively, as of the date hereof.

               (a) Interest. Interest shall accrue on the unpaid principal amount of the Loans from time to time outstanding at a rate per annum equal to (i) the Prime Rate or (ii) the Adjusted LIBOR Rate, with such rate to be adjusted, and with each such adjustment to become effective, with each election by Co-Borrowers at the Prime Rate or the Adjusted LIBOR Rate, as the case may be. If all or a portion of the principal amount of any Loan made hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), any overdue principal amount thereof shall bear interest at a rate per annum equal to the Prime Rate plus two percent (2%). Interest shall be payable monthly in arrears on the first day of each month and at maturity. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate shall become effective. Each Bank is authorized to debit Co-Borrower's account at such Bank (Account No. 39-4440 in the case of M&I, and Account No. 12520901 in the case of Firstar) by the amount of any interest payment which is due to such Bank.

               (b) Adjusted LIBOR Rate. For purposes of this Agreement and the Master Notes, Adjusted LIBOR Rate shall be determined by reference to the following provisions.

                    a. In the case of the M&I Line of Credit and M&I Master Note, the following rules, definitions and formulas shall apply:

                    (i) Adjusted LIBOR Rate means an annual rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula: Adjusted LIBOR Rate shall equal [Interbank Bank /(1-Interbank Reserve Requirement)] plus the LIBOR Margin.

                    (ii) "Interbank Rate" means with respect to any Loan, the rate per annum equal to the rate (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted as the rate at which dollar deposits in immediately available funds are offered on the first day of each calendar month in the interbank Eurodollar market on or about 9:00 A.M., Milwaukee time, for a period of one (1) calendar month. If the first day of any calendar month is not a regular Business Day, the Interbank Rate shall be established on the preceding Business Day. M&I currently uses the Knight Ridder Information Service to provide information with respect to the interbank Eurodollar market, but M&I may change the service providing such information at any time. Each such determination shall be conclusive and binding upon the parties hereto in the absence of demonstrable error.

                    (iii) "Interbank Reserve Requirement" means a percentage (expressed as a decimal) equal to the aggregate reserve requirements in effect on the first day of each calendar month (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during each calendar month) specified for "Eurocurrency Liabilities" under Regulation D of the Board of Governors of the Federal Reserve System, or any other regulation of the Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D, as then in effect, as applicable to the class or classes of banks of which M&I is a member. As of the date of this Agreement, the Interbank Reserve Requirement is 0%.

                    (iv) Except as otherwise provided in this Agreement, the rate of Interest on a M&I Loan based upon Adjusted LIBOR Rate shall change on the first day of each calendar month. If the first day of any calendar month is not a regular Business Day, the Adjusted LIBOR Rate shall be established on the preceding Business Day.

               b. In the case of the Firstar Line of Credit and the Firstar Master Note the following rules, definitions and formulas shall apply:

                    (i) Adjusted LIBOR Rate shall mean the 1, 2, 3, 6 or 12 month ("Interest Period") LIBOR rate selected by Co-Borrower, as quoted by Firstar from Telerate Page 3750 (which shall be the LIBOR rate in effect two New York banking days prior to commencement of the LIBOR loan advance) plus the LIBOR Margin (a "Firstar LIBOR Rate Loan").

                    (ii) If a Firstar LIBOR Rate Loan is prepaid prior to the end of the applicable Interest Period, whether by a Co-Borrower, as a result of acceleration upon default or otherwise, the Co-Borrowers agree to pay all of Firstar's costs, expenses and Interest Differential (as determined by Firstar) incurred as a result of such prepayment. The term "Interest Differential" shall mean that sum of the financial loss incurred by Firstar resulting from prepayment, calculated as the difference between the amount of interest Firstar would have earned (from like investments in the Money Markets as of the first day of the LIBOR Rate Loan) had prepayment not occurred and the interest Firstar will actually earn (from like investments in the Money Markets as of the date of prepayment) as a result of the redeployment of funds from the prepayment. Because of the short-term nature of the Firstar Line of Credit, the Co-Borrowers agree that the Interest Differential shall not be discounted to its present value. Any prepayment of a LIBOR Rate Loan shall be in an amount equal to the remaining entire principal balance of such loan. In the event a Co-Borrower does not timely select another interest rate option at least two (2) Business Days before a LIBOR Rate Loan expires, Firstar may at any time thereafter convert the LIBOR Rate Loan to a Prime Rate Loan, but until such conversion, the funds advanced under the expired LIBOR Rate Loan shall continue to accrue interest at the same rate as the interest rate under such expired LIBOR Rate Loan plus the LIBOR Margin. Firstar's internal records of applicable interest rates shall be determinative in the absence of manifest error. For determining payment dates for LIBOR Rate Loans, the New York banking day shall be the standard convention.

                    (iii) The term "Money Markets" refers to one or more wholesale funding markets available to Firstar, including negotiable certificates of deposit, commercial paper, eurodollar deposits, bank notes, federal funds and others.

               (c) Master Notes. Loans made by M&I and Firstar, respectively, under the M&I Line of Credit and the Firstar Line of Credit, respectively, shall be evidenced by two promissory notes of Co-Borrowers substantially in the form of Exhibits A-1 and A-2 (the "Master Notes") payable to the order of M&I and Firstar, respectively, and each representing in the aggregate the obligation of Co-Borrowers to pay to M&I and Firstar, respectively, the lesser of (a) such Bank's Line of Credit or (b) the aggregate unpaid principal amount of all Loans made by such Bank, with interest thereon as provided in subsection 1(a). The Master Notes shall be dated as of the date of this Agreement and shall be stated to mature on April 30, 2004 (the "Maturity Date"). Upon the execution and delivery of the Master Notes by Co-Borrowers to Banks, the Existing Notes shall be superseded and replaced by the Master Notes and the Banks shall return the Existing M&I Notes and the Existing Firstar Note to Co-Borrower Schultz Sav-O Stores, Inc.

               (d) Statement of Account. Each Bank shall record on its records all Loans made to the Co-Borrowers by such Bank and accrued interest thereon. Each Bank shall also record all payments made by the Co-Borrowers to such Bank. At least once a month, each Bank shall render a statement of account to Co-Borrower Fresh Brands, Inc. showing as of the date thereof the indebtedness owed to such Bank by all Co-Borrowers on its Line of Credit, debited and credited as set forth above.

               (e) Borrowings; Payments All Loans to the Co-Borrowers under the Lines of Credit shall be made only in amounts not less than $50,000. All payments by the Co-Borrowers to a Bank with respect to repayment of Loans under such Bank's Line of Credit shall be made only in amounts of not less than $50,000 (unless the total amount outstanding is less than $50,000); provided that on the Maturity Date the Co-Borrowers shall repay Banks all indebtedness outstanding under the Lines of Credit.

               (f) Procedure to Change Amount Outstanding. Duly authorized officers, employees or agents of a Co-Borrower, designated by Co-Borrower Fresh Brands, Inc. to Banks in writing, may from time to time, either orally or in writing, contact a designated officer or employee of either Bank, requesting that such Bank increase or decrease the total principal amount outstanding under such Bank's Line of Credit; provided that at no time shall the principal amount outstanding under such Bank's Line of Credit exceed such Bank's Total Commitment; provided further that any such written request by a duly authorized officer or employee of a Co-Borrower other than Fresh Brands, Inc. must also be signed by an authorized officer or employee of Fresh Brands, Inc. Upon compliance with the terms and conditions hereof, such Bank shall immediately increase or decrease the principal balance then outstanding under its Line of Credit by crediting or debiting, whichever is appropriate, the requested amount from the

     Co-Borrower's account at such Bank referred to in subsection 1(a), above. All such requests must be received by such Bank no later than 12:00 p.m. on any Business Day. All requests received after that time shall be processed as if received on the following Business Day. Each oral request shall be confirmed in writing within two (2) Business Day by the authorized person making the request and delivered to such Bank in the manner provided in subsection 10(e), below. Oral requests by any Co-Borrower other than Fresh Brands, Inc. are not permitted. All requests for Loans shall indicate whether it is a Prime Rate Loan or a Loan based upon the Adjusted LIBOR Rate and, in the case of the Firstar Line of Credit, the Interest Period.

               Notwithstanding anything herein to the contrary, neither Bank shall have an obligation to increase the principal amount outstanding under its Line of Credit after the Maturity Date, or if any event shall have occurred which either of itself or with the lapse of time or the giving of notice, or both, would constitute an Event of Default under this Agreement.

               (g) Reduction of Total Commitments. Co-Borrower Fresh Brands, Inc. may, upon not less than ten (10) days prior written notice to the affected Bank, reduce such Bank's Total Commitment in integral multiples of $100,000.00; provided, such reduction shall be accompanied by a prepayment of Loans made hereunder by such Bank, together with accrued interest on the amount so prepaid to the date of such prepayment, to the extent, if any, that the amount of Loans by such Bank then outstanding exceed the amount of such Bank's Total Commitment as then reduced. Once reduced pursuant to this provision, neither Bank's Total Commitment may thereafter be increased by any Co-Borrower.

               (h) Use of Proceeds. Use of the proceeds under the Lines of Credit may be used for general corporate purposes, for the acquisition of 100% of the issued and outstanding stock of Dick's Supermarkets, Inc. (formerly Brodbeck Enterprises, Inc.) and for other acquisitions permitted hereby.

               (i) Increased Costs. If Regulation D of the Board of Governors of the Federal Reserve System, or the adoption of any applicable law, rule or regulation of general application, or any change therein, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a Bank with any request or directive of general application (whether or not having the force of law) of any such authority, central bank or comparable agency:

                    (i) shall subject a Bank to any tax, duty or other charge with respect to the Loans, a Master Note or its obligation to make Loans, or shall change the basis of taxation of payments to a Bank of the principal of or interest on the Loans or any other amounts due under a Master Note in respect of the Loans or its obligation to make Loans (except for changes in the rate of tax on the overall net income of a Bank); or

                    (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to a Master
          Note), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Bank; or

                    (iii) shall affect the amount of capital required or expected to be maintained by a Bank or any corporation controlling a Bank; or

                    (iv) shall impose on a Bank any other condition affecting the Loans, a Master Note or its obligation to make Loans;

          and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) a Bank of making or maintaining any Loans, or to reduce the amount of any sum received or receivable by a Bank under a Master Note with respect thereto, then within ten (10) days after demand by a Bank (which demand shall be accompanied by a statement setting forth the basis of such demand), Co-Borrowers shall pay directly to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or such reduction. Determinations by a Bank for purposes of this section of the effect of any change in applicable laws or regulations or of any interpretations, directives, or requests thereunder on its costs of making or maintaining Loans or sums receivable by it in respect of Loans, and of the additional amounts required to compensate a Bank in respect thereof, shall be conclusive, absent manifest error.

               (j) Deposits Unavailable or Interest Rate Unascertainable.

                    (i) If a Bank is advised that deposits in dollars (in the applicable amount) are not being offered to banks in the relevant market for a period of one (1) calendar month, or a Bank otherwise determines (which determination shall be binding and conclusive on all parties) that by reason of circumstances affecting the interbank Eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Adjusted LIBOR Rate; or

                    (ii) If lenders similar to a Bank have determined that the Adjusted LIBOR Rate will not adequately and fairly reflect the cost to such lenders of maintaining or funding loans based on the Adjusted LIBOR Rate, or that the making or funding of such Adjusted LIBOR Rate loans has become impracticable as a result of an event occurring after the date of a Master Note which in the opinion of a Bank materially affects such Adjusted LIBOR Rate loans;

     then so long as such circumstances shall continue a Bank shall not be under any obligation to make or continue Loans based on the Adjusted LIBOR Rate and on the first

     Business Day of the next calendar month, such Loans shall bear interest at the Prime Rate plus 0%.

               (k) Change in Law Rendering Adjusted LIBOR Rate Loans Unlawful. In the event that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it unlawful for any lender to make, maintain or fund Loans based on the Adjusted LIBOR Rate, then: (a) a Bank shall promptly notify Co-Borrower Fresh Brands, Inc.; (b) the obligation of a Bank to make or continue Loans based on the Adjusted LIBOR Rate shall be suspended for the duration of such unlawfulness; and
     (c) on the first Business Day of the following calendar month, such Loans shall bear interest at the Prime Rate plus 0%, with the interest rate to change on each day that the Prime Rate changes.

               (l) Application of Payments. Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to any unpaid collection costs, late charges and other charges, and the remaining amount to principal; provided, however, upon delinquency or other default, the Banks reserve the right to apply payments among principal, interest, late charges, collection costs and other charges at their discretion.

          2. Availability Fee. As additional compensation to the Banks for their agreement to extend the Lines of Credit to the Co-Borrowers, Co-Borrowers agree to pay to each Bank an availability fee (the "Availability Fee") quarterly in arrears on the first day of each quarterly period (or portion thereof) commencing July 2, 2001 and at maturity. The Availability Fee due to each Bank for any quarterly period (or portion thereof) shall be an amount equal to the product of (i) the average daily unused amount of such Bank's Line of Credit available for disbursement during such period multiplied by (ii) 0.000625. Each Bank's Availability Fee shall be payable quarterly in arrears commencing July 1, 2001, and every three (3) months thereafter on the first business day of each calendar quarter until the Maturity Date.

          3. Representations and Warranties. In order to induce the Banks to enter into this Agreement and to make the loans herein provided for, and in recognition of the fact that the Banks are acting in reliance thereupon, each of the Co-Borrowers jointly and severally hereby covenants, represents and warrants as follows:

               (a) Corporate Existence; Corporate Power. Each of the Co-Borrowers is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and is duly authorized under all applicable provisions of law to carry on its business as presently conducted. Each of the Co-Borrowers is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of its property or the conduct of its business requires such qualification and the failure to so qualify either individually or in the aggregate would have a material adverse effect on such Co-Borrower's financial condition or the conduct of its business. Each of the Co-Borrowers has the corporate power and authority to enter into, deliver, issue and perform all of its obligations under this Agreement and the Master Notes and to borrow hereunder.

               (b) No Legal Bar; Enforceable Obligations. The execution, delivery and performance of this Agreement and the Master Notes and any other agreement, certificate or instrument delivered by any of the Co-Borrowers to Banks in connection with this Agreement, prospective borrowings hereunder and use of the proceeds thereof by each Co-Borrower
     (i) have been duly authorized by all necessary corporate action, (ii) are not at variance with or in contravention of any provisions of the Articles of Incorporation and By-Laws of a Co-Borrower, (iii) will not violate any indenture, contract or agreement to which a Co-Borrower is a party or to which it is subject or any statute, rule or regulation binding upon a Co-Borrower, (iv) will not require any consent or approval of a Co-Borrower's stockholders and (v) will not result in, or require, the creation or imposition of any Lien on any Co-Borrower's properties or revenues pursuant to any requirement of law or contractual obligation of a Co-Borrower except as provided in this Agreement. This Agreement, the Master Notes and any other agreement, certificate or instrument delivered by a Co-Borrower to Banks in connection with this Agreement when duly executed and delivered on behalf of a Co-Borrower will constitute legal, valid and binding obligations of a Co-Borrower enforceable against the Co-Borrower in accordance with their terms.

               (c) Litigation. Except as set forth on Schedule 1 hereto, none of the Co-Borrowers is a party to any litigation or administrative proceedings, nor so far as it is known by any Co-Borrower is any litigation or administrative proceeding threatened against it which would, if adversely determined, cause any material adverse change in a Co-Borrower's financial condition or in the conduct of its business.

               (d) Financial Condition. All copies of financial statements, documents, contracts, agreements and assignments which any Co-Borrower has furnished to Banks are true and correct in all material respects. There has been no material change in the property or business operations of any Co-Borrower since the date of the last financial statement delivered to Banks, except pursuant to the conduct of its ordinary business, and except as shall have been disclosed in writing by a Co-Borrower to Banks prior to the date of execution of this Agreement.

               (e) Taxes. Each Co-Borrower has paid all federal, state and local taxes which are required to be paid by it (except for taxes being contested in good faith by appropriate proceedings and as to which reserves have been established by such Co-Borrower in accordance with GAAP consistently applied and which reserves are set forth in such Co-Borrower's financial statements).

               (f) Securities Laws; Investment Company Act; Board Regulations. Each Co-Borrower has filed and will file when due all statements, if any, which it may be required to file under the provisions of any state or federal securities laws or regulations. No Co-Borrower is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, nor is any Co-Borrower engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect.

               (g) Ownership of Property. Each Co-Borrower owns all of its assets that appear on its balance sheet free and clear of any Liens, except as previously disclosed in writing by such Co-Borrower to Banks prior to the date hereof and except for financing leases referred to in such Co-Borrower's financial statements.

               (h) Environmental Laws. Except as otherwise provided on Schedule 2 hereto, (i) each Co-Borrower is in compliance with all Environmental Laws and all requirements of law relating to pollution and environmental regulations in the respective jurisdictions where each Co-Borrower is presently doing business or conducting operations except for those matters where the failure to comply with all Environmental Laws and such requirements of law would not have a material adverse effect on the financial condition or results of operations of such Co-Borrower; (ii) to each Co-Borrower's knowledge after reasonable investigation, no Person has caused or permitted materials to be stored, deposited, treated, recycled or disposed of on, under or at any real estate owned, leased or occupied by any Co-Borrower, which materials, if known to be present, would require cleanup, removal or some other remedial action under Environmental Laws;
     (iii) to each Co-Borrower's knowledge after reasonable investigation, there are not now, nor have there ever been, tanks or other facilities on, under, or at any real estate owned or occupied by any Co-Borrower which contained materials which, if known to be present in soils or ground water, would require cleanup, removal or some other remedial action under Environmental Laws; (iv) to each Co-Borrower's knowledge after reasonable investigation, there are no conditions existing currently or likely to exist during the term of this loan which would subject any Co-Borrower to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or which require or are likely to require cleanup, removal, remedial action or other response pursuant to Environmental Laws by any Co-Borrower; and
     (v) no Co-Borrower is subject to any judgment, decree, order or citation related to or arising out of Environmental Laws and has not been named or listed as a potentially responsible party by any governmental body or agency in a matter arising under any Environmental Laws. Each Co-Borrower has all permits, licenses and approvals required under Environmental Laws and has paid all fees relating thereto and is in compliance with all terms and conditions thereof except for those matters where the failure to comply with all permits, licenses and approvals required under the Environmental Laws would not have a material adverse effect on the financial condition or results of operations of such Co-Borrower.

               (i) ERISA. All Plans maintained by each Co-Borrower are in compliance in all material respects with the applicable provisions of ERISA; no Co-Borrower has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA in connection with any Plan; and there has been no "reportable event" within the meaning of Section 4034(b) of ERISA for any Plan the occurrence of which would have a material adverse effect on any Co-Borrower, nor has any Co-Borrower incurred any material liability to the Pension Benefit Guaranty Corporation.

               (j) Attached hereto as Schedule 6 is a true and correct list of all subsidiaries owned directly or indirectly by Fresh Brands, Inc. Except for PW Trucking, Inc., which has no assets, all subsidiaries listed on
     Schedule 6 have executed this Agreement as a Co-Borrower.

          4. Affirmative Covenants of Co-Borrowers. Each Co-Borrower jointly and severally covenants and agrees that so long as the Lines of Credit remain in effect, any Master Note remains outstanding and unpaid or any amount is owed to the Banks, each Co-Borrower shall:

               (a) Financial Statements. Deliver to each Bank:

                    (i) as soon as practicable and in any event within 60 days after the end of each fiscal quarter in each fiscal year, consolidated and consolidating statements of earnings and cash flows of Fresh Brands, Inc. for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated and consolidating balance sheet of Fresh Brands, Inc. as at the end of each such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of Fresh Brands, Inc., subject to changes resulting from year-end adjustments;

                    (ii) as soon as practicable and in any event within 120 days after the end of each fiscal year, a consolidated and consolidating statement of earnings, consolidated and consolidating reconciliation of retained earnings, a consolidated and consolidating statement of cash flows and a consolidated and consolidating balance sheet of Fresh Brands, Inc. as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and accompanied by an opinion of independent public accountants of recognized standing selected by Fresh Brands, Inc. which opinion shall be without qualification as to the compliance of such statements and balance sheet with GAAP;

                    (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

                    (iv) promptly upon receipt thereof, a copy of all other reports submitted to Fresh Brands, Inc. by independent accountants in connection with any annual, interim or special audit made by them of the books of Fresh Brands, Inc.;

                    (v) Each Bank may at any time, and without notice to or consent of Co-Borrower, deliver to any financial institution which is a participant in the loans which are the subject of this Agreement, copies of all financial statements, reports, or any other documents delivered to Banks hereunder; provided, however, that neither Bank shall participate the loans which are the subject of this Agreement to any third party (other than an affiliate of such Bank or its holding company) without the prior written consent of the Co-Borrower and the other Bank party hereto; and

                    (vi) with reasonable promptness, such other financial data as the Banks may reasonably request.

     Together with each delivery of financial statements required by clauses (i) and (ii), above, Co-Borrower Fresh Brands, Inc. will deliver to each of the Banks a completed Officer's Certificate substantially in the form attached hereto as Exhibit B. Together with each delivery of financial statements required by clause (ii), above, Co-Borrower Fresh Brands, Inc. will deliver to the Banks a letter report of said accountants stating that, in making the audit necessary to the opinion with respect to such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if any such Event of Default or Default exists, specifying the nature and period of existence thereof. Each Co-Borrower also covenants that forthwith upon the President or Chief Financial Officer of any Co-Borrower obtaining knowledge of an Event of Default or Default, it will deliver to the Banks an Officer's Certificate specifying the nature thereof, the period of existence thereof, and what action such Co-Borrower proposes to take with respect thereto. Any management letters or other material non-public financial information provided to the Banks by any Co-Borrower pursuant to this Agreement shall be used only by the Banks, their respective employees, agents and representatives, and their respective accountants and auditors in connection with the administration of this Agreement and the indebtedness hereunder, and otherwise shall be held in confidence; provided, however, that nothing herein contained shall be deemed to prohibit any disclosure to regulatory or governmental authorities required by applicable law or regulation.

               (b) Books and Records; Inspection of Property. Keep proper books of record and account; permit any person designated by the Banks (at Banks' expense) to visit and inspect any of the properties of any Co-Borrower, to examine the corporate books and financial records of any Co-Borrower and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any Co-Borrower with the principal officers of any Co-Borrower, all at such reasonable times and as often as the Banks may reasonably request.

               (c) Maintenance of Property Insurance. Keep its properties, whether owned or leased, in good condition, repair and working order, other than property no longer deemed by any Co-Borrower necessary for the conduct of its business; maintain purchased insurance or self-insurance reserves in such amounts and against such liabilities and hazards as customarily is maintained by other companies operating similar businesses and together with each delivery of financial statements under clause (ii) of subsection 4(a) it will, upon the Banks' request, deliver an Officer's Certificate specifying the details of such insurance in effect.

               (d) Taxes. Pay and discharge all lawful taxes, assessments and governmental charges upon it or against its properties prior to the date on which penalties are attached thereto, unless and to the extent only that such taxes are contested in good faith and by appropriate proceedings by a Co-Borrower and such Co-Borrower has established appropriate reserves for the payment of such taxes in accordance with GAAP.

               (e) Orders, Decrees and Other Documents. Provide to the Banks, immediately upon receipt, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree, or other document from any governmental entity asserting or alleging a circumstance or condition which requires or may require a financial contribution by any of the Co-Borrowers or a cleanup, removal, remedial action, or other response by or on the part of any of the Co-Borrowers under Environmental Laws which seeks damages or civil, criminal or punitive penalties from any of the Co-Borrowers for an alleged violation of Environmental Laws.

               (f) Agreement to Update. Advise the Banks in writing as soon as any Co-Borrower becomes aware of any condition or circumstance which makes the environmental warranties contained in this Agreement incomplete or inaccurate.

               (g) Depository Relationship. Maintain its primary depository and disbursement accounts with one or both of the Banks.

               (h) Notice of Default or Claimed Default. Furnish to the Banks
     (a) immediately upon becoming aware of an Event of Default, a written notice specifying the nature and period of existence thereof and what action the affected Co-Borrower is taking or proposes to take with respect thereto; and (b) immediately upon becoming aware that the holder of any other indebtedness issued or assumed by any of the Co-Borrowers, or the lessor under any lease obligations as to which any of the Co-Borrowers is the lessee, has given notice or has taken any action with respect to a claimed default thereunder, or under any agreement under which any such indebtedness was issued or secured, a written notice specifying the notice given or action taken, the nature of the claimed default and what action the affected Co-Borrower is taking or proposes to take with respect thereto.

               (i) Compliance with Laws. Comply at all times in all material respects with any and all federal, state or local laws, statutes, ordinances, codes, rules, regulations or orders, including without limitation, any of the foregoing related to food and drug or public health care matters, labor and employment matters, building requirements, zoning, Environmental Laws.

               (j) Maintain Corporate Existence. Except as permitted by Section 5(e), do all things necessary to maintain each of the Co-Borrowers corporate existence in its state of incorporation and in any other state where ownership of property or the conduct of its business make qualification necessary, to preserve and keep in full force and effect its rights, licenses and franchises necessary to continue its business. If any Co-Borrower shall change its name or merge with another Co-Borrower, Fresh Brands, Inc. shall notify the Banks within ten (10) days of such event.

          5. Negative Covenants. Each Co-Borrower jointly and severally covenants and agrees that so long as the Lines of Credit remain in effect, any Master Note remains outstanding and unpaid or any amount is owed the Banks, each Co-Borrower shall not, directly or indirectly:

               (a) Financial Covenants.

                    (i) Tangible Net Worth. Permit Tangible Net Worth at the end of each fiscal quarter to be less than Twenty-Five Million Dollars ($25,000,000), plus 50% of their consolidated positive Net Earnings annually.

                    (ii) Fixed Charge Coverage. Permit the Fixed Charge Coverage Ratio of the Co-Borrowers on a consolidated basis for the four most recent quarters to be less than 2.0 to 1.0.

                    (iii) Funded Debt Plus Contingent Liabilities to EBITDA. Permit the ratio of the sum of Funded Debt plus Contingent Liabilities to EBITDA of the Co-Borrowers on a consolidated basis based upon the preceding twelve (12) months to exceed 2.5 to 1.0. For purposes of determining compliance with this financial covenant, the EBITDA of Dick's Supermarkets, Inc. (formerly Brodbeck Enterprises, Inc.) for the twelve-month period preceding its acquisition by Fresh Brands, Inc., as shown on Schedule 4 shall be included in this calculation.

                    (iv) The financial covenants contained in this Subsection 5(a) shall be tested on a quarterly basis and shall be based upon the financial statements to be delivered to Banks as required by Subsection 4(a). All financial statements shall be prepared on a consistent basis with the financial statements previously delivered to Banks. Banks acknowledge that Co-Borrowers fiscal year consists of a 52-53 week year with a fiscal year ending on the Saturday closest to December 31 of each year and with fiscal quarters consisting of a sixteen week first quarter, two twelve week quarters and a fourth quarter that is either twelve or thirteen weeks.

               (b) Liens. Create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except:

                    (i) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings;

                    (ii) Other Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

                    (iii) Liens presently existing that are described in
          Schedule 3 hereto, including liens on the property of Dick's Supermarkets, Inc. (formerly Brodbeck Enterprises, Inc.) that will remain in existence at the time of acquisition of the stock of Dick's Supermarkets, Inc. (formerly Brodbeck Enterprises, Inc.);

                    (iv) Liens securing indebtedness (including Capitalized Lease Obligations) permitted by section 5(c)(iii);

                    (v) Liens on life insurance policies owned by a Co-Borrower securing policy loans obtained from the insurers under such policies, provided that (A) the aggregate amount borrowed on each policy shall not exceed the loan value thereof, and (B) such Co-Borrower shall not incur any liability to repay any such loan;

                    (vi) Other Liens upon property being acquired by a Co-Borrower existing at the time of such acquisition, and Liens on the assets of any Person being acquired by a Co-Borrower existing at the time of the acquisition of the stock or assets of such Person securing indebtedness permitted by section 5(c)(v) provided in each case
          Schedule 3 is updated to accurately reflect all such Liens and is delivered to Banks prior to such acquisition;

                    (viii) Liens in favor of a lender or investor which are granted in connection with a transaction permitted by subsection 5(g); and

                    (ix) Other Liens provided the aggregate principal amount of indebtedness secured by such Liens and incurred in any fiscal year of all Co-Borrowers shall not exceed $1,000,000.

               (c) Debt. Except for Funded Debt owed by one Co-Borrower to another Co-Borrower, create, incur, assume or suffer to exist any Funded Debt, except:

                    (i) Funded Debt represented by the Master Notes;

                    (ii) Funded Debt outstanding on the date of this Agreement and disclosed in the most recent financial statements delivered to the Banks;

                    (iii) Funded Debt (including Capitalized Lease Obligations) incurred in connection with the acquisition of fixed assets not exceeding $3,000,000 in the aggregate at any time outstanding;

                    (iv) Funded Debt which is subordinated to the Master Notes in a manner satisfactory to the Banks;

                    (v) Funded Debt of a Person being acquired by a Co-Borrower which will remain outstanding at the time of acquisition of the stock or assets of such Person; provided that at the time of such acquisition Co-Borrowers shall be in compliance with section 5(a)(iii) on a pro forma basis (including EBITDA as determined in accordance with GAAP) of the Person being acquired) after giving effect to such acquisition; and provided further Banks and Co-Borrowers agree upon the EBITDA for the twelve month period preceding the date of acquisition of the Person being acquired which agreed upon EBITDA shall be used in determining compliance with section 5(a)(iii).

               (d) Loans, Advances, Investments and Contingent Liabilities. Except for (i) loans or advances by one Co-Borrower to another Co-Borrower,
     (ii) investments by a Co-Borrower in another Co-Borrower and (iii) contingent liabilities owed by one Co-Borrower to another Co-Borrower, make or permit to remain outstanding any loan or advance to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except that a Co-Borrower may:

                    (i) acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to a Co-Borrower;

                    (ii) acquire and own more than 50% of the voting securities of a Person provided such Person so acquired together with all Co-Borrowers immediately upon being acquired executes and delivers an amendment to this Agreement whereby such Person and all subsidiaries of such Person agree to be bound to all of the terms and conditions of this Agreement as a Co-Borrower;

                    (iii) own, purchase or acquire prime commercial paper (or unrated commercial paper issued by corporate obligors which support the issuance of such commercial paper through the availability of a line of credit provided by a United States commercial bank having capital and surplus in excess of $50,000,000) and certificates of deposit due within one year from the date of purchase and bank repurchase agreements, in United States commercial banks (having capital resources in excess of $50,000,000), in each case payable in the United States in United States dollars, obligations of the United States Government or any agency thereof, and obligations guaranteed by the United States Government;

                    (iv) endorse negotiable instruments for collection in the ordinary course of business;

                    (v) make or permit to remain outstanding travel and other like advances to officers and employees in the ordinary course of business;

                    (vi) guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations of any other person provided Co-Borrowers shall be and remain at all times in compliance with subsection 5(a)(iii); and

                    (vii) make or permit to remain outstanding loans, advances and investments in Topco and Valley Bakers, provided that the aggregate amount of all such loans, advances and investments (at cost) at any time outstanding shall not exceed an amount necessary for Co-Borrower to maintain its membership in Topco and Valley Bakers in good standing;

               (e) Merger and Sale of Assets. Merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of all or any portion of its assets except for (i) sales of inventory in the ordinary course of business, (ii) dispositions of obsolete equipment or equipment that, due to its age or condition, in the opinion of any Co-Borrower needs to be replaced or (iii) a sale of one or more Retail Outlets in any fiscal year provided the EBITDA of the Retail Outlets being sold does not exceed $500,000 for the most recently concluded full fiscal year; provided, however, that no transaction between two Co-Borrowers or a Co-Borrower and another entity that, in connection with such transaction, shall become a Co-Borrower shall violate this section 5(e).

               (f) Sale and Lease-Back. Enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by any Co-Borrower of real or personal property which has been or is to be sold or transferred by a Co-Borrower to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of Co-Borrower except to the extent that any such arrangement with a lender or investor is made in connection with the development by the Co-Borrower of a new Retail Outlet and such arrangement is completed within 18 months after the purchase or opening of such new Retail Outlet. Notwithstanding the foregoing, Co-Borrowers shall be allowed to enter into a sale/leaseback transaction for (i) its distribution center and corporate headquarters located at 2215 Union Avenue, Sheboygan, Wisconsin, (ii) its property located at 2219 Wilson Avenue, Sheboygan, Wisconsin or (iii) its property located at 2229 Wilson Avenue, Sheboygan, Wisconsin; provided such sale is at fair market value as reasonably determined by the Board of Directors of the relevant Co-Borrower in good faith based upon a recent M.A.I. appraisal (or such other appraisal acceptable to the Banks) a copy of which shall be delivered to each of the Banks prior to the consummation of such transaction.

               (g) Sale or Discount of Receivables. Sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

               (h) Restrictions on Transactions With Stockholders. Directly or indirectly, purchase, acquire or lease any property (other than shares of stock of a Co-Borrower or an entity that will become a Co-Borrower pursuant to the terms of this Agreement) from, or sell, dispose of or lease any property (other than shares of stock of a Co-Borrower) to, or otherwise deal with, in the ordinary course of business or otherwise (i) any Substantial Stockholder, or (ii) any corporation in which a Substantial Stockholder owns 5% or more of the outstanding voting stock, except that such Substantial Stockholder may be a director, officer or employee of a Co-Borrower and may be paid reasonable compensation in connection therewith.

               (j) Letters of Credit for Worker's Compensation. Have outstanding letters of credit issued for the account of Co-Borrower for the benefit of various states to secure the payment of worker's compensation liability in such states in an aggregate amount available to be drawn thereunder in excess of $10,000,000.

               (k) Change in Control. Permit any Person or group of Persons acting in concert (other than affiliates, including without limitation, employee benefit plans of a Co-Borrower) to acquire more than 30% of a Co-Borrower's outstanding voting securities, or permit any two or more nominees proposed by a Co-Borrower for election to its board of directors to be defeated in such election pursuant to any single vote of shareholders of such Co-Borrower.

          6. Event of Default. An "Event of Default" shall be deemed to have occurred if:

               (a) Any representation or warranty made by any Co-Borrower in this Agreement, or in any certificate of any Co-Borrower furnished to Banks hereunder, shall prove to have been incorrect in any material respect as of the time when made.

               (b) Any Co-Borrower shall fail to pay any interest or principal on any Loan when due hereunder, fail to pay any Availability Fees when due hereunder, or fail to pay when due any principal or interest on any of its other indebtedness, if any, to Banks, whether at maturity or by acceleration or otherwise, and such failure shall continue uncured for a period of ten (10) days after the applicable due date.

               (c) Any Co-Borrower shall default in the performance or observance of any covenant or agreement contained in this Agreement or in any other agreement between any Co-Borrower and Banks; provided, however, that a breach in the performance or observance of an affirmative covenant or agreement contained in Section 4 of this Agreement shall only constitute a default if the breach remains uncured for a period of thirty (30) days after written notice thereof from Banks to the Co-Borrowers.

               (d) A Co-Borrower shall:

                    (i) Apply for or consent to the appointment of a receiver, trustee or liquidator or of all or substantial part of its assets;

                    (ii) Be unable to, or admit in writing its inability to, pay its debts as they mature;

                    (iii) Make a general assignment for the benefit of creditors;

                    (iv) Be adjudicated bankrupt or insolvent;

                    (v) File a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law, or an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or

                    (vi) Corporate action shall be taken by any Co-Borrower for the purpose of effecting any of the foregoing.

               (e) A petition for an order, judgment or decree shall be filed, without the application, approval or consent of a Co-Borrower, with any court of competent jurisdiction, seeking reorganization of a Co-Borrower, or the appointment of a receiver, trustee or liquidator of a Co-Borrower or of all or a substantial part of the assets of a Co-Borrower, and such petition shall remain undismissed for any period of sixty (60) days.

               (f) A Co-Borrower shall default in the performance of any Retail Outlet Guarantee.

               (g) A Co-Borrower shall default in the payment of principal or interest on any obligation (other than obligations hereunder) for borrowed money in a principal amount greater than or equal to $250,000 beyond any period of grace provided with respect thereto or in the performance of any other agreement, term or condition contained therein or in any agreement or security interest relating to any such obligation, if the effect of such default is to cause or permit the holder or holders of such obligation (or a trustee or agent on behalf of such holder or holders) to cause such obligation to become due prior to its stated maturity.

               (h) A final judgment which, together with other outstanding final judgments against it, exceeds an aggregate of $100,000 shall be entered against any Co-Borrower and remains outstanding and unsatisfied or unstayed after sixty (60) days from the date of entry thereof, unless an appeal has been taken and perfected within the time provided by law and suitable bond has been provided or other agreement made to stay execution of such judgment.

               (i) A Co-Borrower shall default in the performance of any of its obligations under any Stand-By Letter of Credit Application and Agreement by and among a Co-Borrower and either of the Banks including without limitation the Stand-By Letter of Credit Application and Agreement dated October 9, 2000 by and among Co-Borrower Schultz Sav-O Stores, Inc. and M&I.

          7. Rights Upon Default. If the Events of Default specified in Sections 6(d) and 6(e) shall occur, the Banks' obligations to make Loans hereunder shall immediately terminate and any Loan (with accrued interest thereon) and other amounts owing under this Agreement and the Master Notes shall immediately become due and payable. If any other Event of Default shall occur, the Banks may (i) by notice of default to Co-Borrowers, declare the Banks' obligations hereunder terminated forthwith, whereupon such obligations shall terminate, and/or (ii) by notice of default to Co-Borrowers, declare any Loan and all amounts owing hereunder and under the Master Notes to be due and payable forthwith, whereupon the same shall become immediately due and payable. Except as expressly provided above in this Section, presentment, demand, protest and further notice of any kind are hereby expressly waived. Notwithstanding the foregoing, the Banks' obligations to maintain the confidentiality of any non-public financial information of Co-Borrowers provided to Banks pursuant to Section 4(a) of this Agreement shall survive the termination of its other obligations hereunder.

          In the event of any occurrence of any Event of Default, Co-Borrowers shall pay all costs and expenses which may be incurred by Banks with respect thereto and with respect to the collection of any amounts due Banks pursuant hereto or the enforcement of any provisions hereof, including reasonable attorneys' fees and expenses of litigation, and all such sums shall be and become part of the indebtedness pursuant to this Agreement. In addition to and not in lieu of any other right or remedy they may have at any time, Banks at any time and from time to time at their election, may (but they shall not be required to) do or perform or comply with or cause to be done or performed or complied with anything which Co-Borrowers may be required to do or comply with under this Agreement if Co-Borrowers shall fail to do so; Co-Borrowers shall reimburse Banks upon demand for any reasonable cost or expense Banks may pay or incur in such respect, together with interest thereon at the Prime Rate plus two percent (2%) from the date of such demand until paid. The failure of Banks at any time or from time to time to exercise any right or remedy, whether arising from or by virtue of any event of default or otherwise, shall not constitute a waiver of any such right or remedy and shall not impair the right of Banks to exercise such right or remedy or any other right or remedy thereafter or to insist upon strict performance. No waiver of any right or remedy by Banks shall be valid or effective unless made in writing and signed by an officer of each Bank. Any effective waiver of any right or remedy shall not be deemed to constitute a waiver of any other right or remedy then existing or which may thereafter arise or accrue. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Upon the occurrence of any Event of Default, and pursuant to the provisions of this Section, Banks may sue to enforce the obligations of Co-Borrowers pursuant to this Agreement.

          8. Conditions of Disbursement. Banks shall be under no obligation to make any advances under the Lines of Credit pursuant to this Agreement unless the following conditions shall have been fulfilled:

               (a) The representations and warranties of each of the Co-Borrowers contained herein shall be true at the time of the initial advance and at the time of each subsequent advance under this Agreement as though such representations and warranties were made at such time.

               (b) Each of the Co-Borrowers shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it.

               (c) Prior to the initial advance under this Agreement Co-Borrowers shall have delivered to Banks an opinion in writing of Co-Borrower's legal counsel, which counsel shall be acceptable to Banks, dated on or after the date of this Agreement, to the effect that (i) each of the Co-Borrowers is a corporation duly organized, and existing under the laws of the state of its incorporation, and has the power and authority to enter into this Agreement and to make borrowings and execute and deliver the Master Notes as provided for herein; (ii) the execution and delivery of this Agreement and compliance with the terms hereof by each Co-Borrower and the execution and delivery of the Master Notes pursuant hereto are not at variance or in contravention of any provision of the Articles of Incorporation, or By-Laws of a Co-Borrower, or any indenture, contract or agreement of which such counsel has knowledge after due inquiry, to which a Co-Borrower is a party or to which it is subject (or that any such contravention has been appropriately waived), or any statute, rule or regulation binding upon a Co-Borrower; (iii) all corporate action necessary to authorize a Co-Borrower to enter into this Agreement, to perform its obligations hereunder, including the obtaining of the Lines of Credit hereunder, and to execute and deliver any and all documents necessary to comply with the provisions of this Agreement has been taken; (iv) this Agreement and the Master Notes have been duly executed by all Co-Borrowers;
     (v) this Agreement and the Master Notes constitute the legal, valid and binding obligations of each Co-Borrower and are enforceable against each Co-Borrower in accordance with their terms, except for bankruptcy, insolvency, or the grant of equitable remedies and other standard exceptions; (vi) no consent of any public body, agency, commission or board is necessary to the making and assumption of obligations hereunder by a Co-Borrower; and (vii) so far as it is known to such counsel and except as set forth in Schedule 1 to this Agreement, there is no material litigation, and there are no material proceedings by any public body, agency or authority, pending or threatened against a Co-Borrower.

               (d) Each Co-Borrower shall furnish to Banks copies of its most recent financial statements prepared in accordance with the provisions of subsection 4(a).

               (e) Each Co-Borrower shall furnish Banks with certified resolutions of its Board of Directors authorizing its execution and delivery of this Agreement and the performance of its obligations and covenants contained herein.

               (f) Each Co-Borrower shall furnish Banks with a certificate of incumbency with respect to the persons authorized to execute this Agreement, the Master

     Notes, and all other documents to be executed in connection with the transactions which are the subject of this Agreement.

               (g) The Acquisition (as hereinafter defined in Section 11) shall have been consummated.

          9. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

               (a) "Business Day" shall mean any day other than a Saturday, Sunday, public holiday or other day when commercial banks in Wisconsin are authorized or required by law to close.

               (b) "Capital Lease Obligations" shall mean all rental obligations which, under GAAP, are or will be required to be capitalized on the books of a Co-Borrower (including, without limitation, all existing rental obligations which are required to be so capitalized) in each case taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

               (c) "Contingent Liability" shall mean, as to any Person, any guarantee of indebtedness or any other obligation of any second Person or any assurance with respect to the financial condition of any second Person, whether direct, indirect or contingent, including, without limitation, (i) any purchase or repurchase agreement or other arrangement of whatever nature having the effect of assuring or holding harmless any third Person against loss with respect to any obligation of such second Person and (ii) any Customer Advances; provided, however, that the term "Contingent Obligation" shall not include (y) endorsements of instruments for deposit or collection in the ordinary course of business or (z) any obligations to reimburse an issuer of a letter of credit permitted under subsection 5(p).

               (d) "Customer Advances" shall mean receivables of any Co-Borrower, payable by customers operating Retail Outlets, arising out of sales by Co-Borrower to such customers of fixtures and equipment, which shall have remained outstanding for more than thirty (30) consecutive days.

               (e) "EBITDA" shall mean Net Earnings plus interest expense plus income taxes plus depreciation and amortization expense all determined on a consolidated basis for all Co-Borrowers in accordance with GAAP.

               (f) "Environmental Laws" shall mean all federal, state and local laws including statutes, regulations, ordinances, codes, rules and other governmental restrictions and requirements relating to the discharge, emission or release of air pollutants, water pollutants or process waste water or otherwise relating in any way, directly or indirectly, to the environment or hazardous substances in general or to storage tanks, petroleum products, PCBs or asbestos, including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the

     Federal Resource Conservation Environmental Responsibility, Cleanup and Liability Act of 1980, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, and regulations of any state department of natural resources, state environmental protection agency or any governmental authority whatsoever, now or at any time hereafter in effect.

               (g) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may, from time to time, be supplemented or amended.

               (h) "Fixed Charge Coverage Ratio" shall mean the ratio of (i) EBITDA minus cash dividends (excluding cash dividends paid by one Co-Borrower to another Co-Borrower) minus income taxes for such period minus expenditures for capital assets to (ii) the sum of interest expense plus current maturities of long-term debt plus the current portion of Capital Lease Obligations all determined on a consolidated basis in accordance with GAAP consistently applied; provided, however, that for purposes of calculating the Fixed Charge Coverage Ratio, there shall be excluded from both the numerator and the denominator the effects that loans and other financing transactions have on the Co-Borrowers results of operations to the extent such loans and financing transactions relate to financing provided by the Co-Borrowers to or on behalf of its franchisees.

               (i) "Funded Debt" shall mean any obligation of a Co-Borrower payable more than one year from the date of the creation thereof, which under GAAP is shown on the balance sheet as a liability (including, without limitation, Capital Lease Obligations and excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation); provided that any obligation shall be treated as Funded Debt, regardless of its term, if such obligation is renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of such obligation, or may be payable out of the proceeds of a similar obligation pursuant to the terms of such obligation or of any such agreement.

               (j) "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

               (k) "LIBOR Margin" shall mean the basis points determined by reference to the Pricing Matrix.

               (l) "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof).

               (m) "Net Earnings" shall mean gross revenues of all Co-Borrowers less all operating and non-operating expenses of all Co-Borrowers including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), but not including in gross revenues any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets), any gains resulting from the write-up of assets, any equity of a Co-Borrower in the unremitted earnings of any other corporation, or any earnings of any Person acquired by a Co-Borrower through purchase, merger or consolidation or otherwise for any year prior to the year of acquisition, all determined on a consolidated basis in accordance with GAAP consistently applied.

               (n) "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

               (o) "Plan" shall mean as to any Person any pension plan, including a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA, that is covered by Title IV of ERISA and in respect of which that Person or a Commonly Controlled Entity of that Person is an "employer" as defined in Section 3 (5) of ERISA.

               (p) "Pricing Matrix" shall mean Schedule 5 attached hereto identified as the Pricing Matrix.

               (q) "Prime Rate" shall mean with respect to each Bank, such Bank's announced prime rate per annum from time to time in effect. Each Bank may make loans at, above or below its Prime Rate.

               (r) "Retail Outlets" shall mean and include stores, engaged in retail trade, owned or operated by a Co-Borrower of the type presently operated by such Co-Borrower and engaged in operations similar to those presently conducted by any Co-Borrower, and any stores owned or operated by customers and/or franchisees of any Co-Borrower.

               (s) "Retail Outlet Guarantee" shall mean any Contingent Liability of a Co-Borrower whereby a Co-Borrower has guaranteed in whole or in part the indebtedness or any other obligation of a customer and/or franchisee of a Co-Borrower.

               (t) "Substantial Stockholder" shall mean (i) any Person (other than a Co-Borrower or an affiliate of a Co-Borrower) owning, beneficially or of record, directly or indirectly, either individually or together with all other Persons to whom such Person is related by blood, adoption or marriage, stock of any Co-Borrower (of any class having ordinary voting power for the election of directors) aggregating 5% or more of such voting power or (ii) any Person related by blood, adoption or marriage to any Person described or coming within the provisions of clause (i) of this subsection 9(t).

               (u) "Tangible Net Worth" shall mean, as of the time of any determination thereof, the excess of (i) the sum of (A) the par value (or value stated on the books of any Co-Borrower) of the capital stock of all classes of each Co-Borrower, plus (or minus in the case of a deficit) (B) the amount of the surplus, whether capital or earned, of each Co-Borrower, plus (C) the prepaid franchise rights and trademarks under the Piggly Wiggly Master Franchise Agreement, over (ii) the sum of treasury stock, unamortized debt discount and expense, goodwill, trademarks, trade names, patents, deferred charges, and other intangible assets and any write-up of the value of any assets; all determined on a consolidated basis in accordance with GAAP consistent with those followed in the preparation of the financial statements referred to in subsection 4(a); provided, however, that assets held under Capitalized Leases and leasehold improvements shall not be classified as intangible assets in determining the amount of Tangible Net Worth.

               (v) "Topco" shall mean Topco Associates, Inc., a cooperative non-profit buying organization.

               (w) "Total Commitment" of M&I shall mean $20,000,000 less the aggregate amount of reductions, if any, in M&I's Total Commitment requested by the Co-Borrowers pursuant to subsection 1(g) and the "Total Commitment" of Firstar shall mean $15,000,000 less the aggregate amount of reductions, if any, in Firstar's Total Commitment requested by the Co-Borrowers pursuant to subsection 1(g).

               (x) "Valley Bakers" shall mean Valley Bakers Association.

          10. Miscellaneous.

               (a) The provisions of this Agreement shall inure to the benefit of and be binding upon any successor to any of the parties hereto and shall extend and be available to any holder of the Master Notes that has acquired a Master Note in accordance with this Agreement and renewals thereof. A Co-Borrower may not assign or otherwise transfer its rights under this Agreement except with the prior written consent of the Banks.

               (b) The Banks and all of the Co-Borrowers may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding provisions to any agreements, instruments or other documents hereunder or for the purpose of changing in any manner the rights of the Banks or of the Co-Borrowers thereunder, and the Banks may execute and deliver to the Co-Borrowers a written instrument waiving, on such terms and conditions as the Banks may specify in such instrument, any of the requirements of this Agreement or any Default or Event of Default and its consequences. In the case of any waiver, the Co-Borrowers and the Banks shall be restored to their former position and rights under this Agreement, and any Default or Event of Default waived shall be deemed to be cured and not continuing. However, no waiver of a Default or Event of Default shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. No amendment, supplement, modification, or waiver shall be effective except if in writing and duly executed by both Banks and all of the Co-Borrowers.

               (c) In the event that any date provided herein for any payment by a Co-Borrower shall be a Saturday, Sunday, or legal holiday, such payment date shall be deemed to be the next business day following such Saturday, Sunday or legal holiday.

               (d) All representations and warranties made herein shall survive the extension of any advance under this Agreement and the execution and the delivery of the Master Notes or renewals thereof.

               (e) Unless otherwise specified, all notices, requests and demands to be to or upon the respective parties hereto shall be deemed to be effective only if in writing or if given by facsimile transmission, telegraph or telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made, in the case of a delivered notice, when delivered by hand, or, in the case of a mailed notice, when deposited in the mail, postage prepaid, or in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answer back received, or, in the case of a facsimile transmission, upon acknowledgement of receipt, addressed as follows, or to such other address as may be hereafter specified by the respective parties hereto and any future holders of the Master Notes:

         to Co-Borrowers:    Fresh Brands, Inc.
                             2215 Union Avenue
                             Sheboygan, WI 53081
                             Attention: Mr. Armand Go
                             Fax: (920) 208-5200

         Banks:              M&I Marshall & Ilsley Bank
                             770 North Water Street
                             Milwaukee, WI 53202
                             Attention: Mr. Ronald Carey
                             Fax: (414) 765-7625

                             Firstar Bank, N.A.
                             777 East Wisconsin Avenue
                             Milwaukee WI 53202
                             Attention: Ms. Caroline Krider
                             Fax: (414) 765-5062

provided that any notice, request or demand upon the Banks pursuant to Section 1 hereof shall not be effective until received. Notice provided in accordance with this subsection to Fresh Brands, Inc. shall be deemed notice to all Co-Borrowers.

               (f) Co-Borrowers shall (i) pay Banks a one-time closing fee of $25,000, (ii) pay or reimburse Banks for all of their reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, consideration, development, preparation and/or execution of and any amendment supplement or modification to, this Agreement, the Master Notes or any other document prepared in connection herewith

     (whether or not any such amendment, supplement or modification is effected or consummated), and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Banks, (iii) pay and reimburse Banks for all of their reasonable costs and expenses including, but not limited to, litigation costs incurred in connection with the enforcement or preservations of any rights or questions arising under this Agreement, the Master Notes or any such other document prepared in connection herewith, including, without limitation, reasonable fees and disbursements of counsel to Banks, and (iv) pay, indemnify and hold the Banks harmless from any and all recording and filing fees and any and all liabilities with respect to or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of this Agreement or any such other documents. The obligations in this Paragraph shall survive repayment of the Master Notes and all other amounts payable hereunder.

               (g) This Agreement, the Master Notes and all other documents delivered in connection herewith and the rights and obligations of the parties thereto shall be governed by, and construed and interpreted in accordance with the laws of the State of Wisconsin. Venue for the settlement of disputes under this Agreement shall be the United States District Court for the Eastern District of Wisconsin or the Circuit Court of Milwaukee County, Wisconsin. Each of the Co-Borrowers consents to the exercise of jurisdiction by these courts and of vesting of venue therein.

               (h) In addition to any of the rights and remedies provided by law, or any other rights or remedies provided for in this Agreement or any document delivered in connection herewith, upon the occurrence of any Event of Default, Banks are hereby irrevocably authorized, at any time and from time to time without prior notice to a Co-Borrower, any such notice being expressly waived by Co-Borrowers, to set-off, appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case direct or indirect or contingent or matured or unmatured, at any time held or owing by the Banks to or for the credit of the account of a Co-Borrower, or any part thereof, in such amounts as Banks may elect, against and on account of the obligations and liabilities of a Co-Borrower to Banks hereunder or under the Master Notes, and claims of every nature and description of Banks against a Co-Borrower, whether arising hereunder, under any note or otherwise, that the Banks may elect, whether or not the Banks have made any demand for payment although such obligations, liabilities and claims may be contingent or unmatured.

               (i) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

               (j) Any term defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

               (k) The Co-Borrowers, jointly and severally, agree to defend, indemnify and hold harmless each of the Banks, their respective directors, officers, employees and agents from and against any and all loss, cost expense of liability (including reasonable attorneys' fees) incurred in connection with any and all claims or proceedings (whether brought by a private party or governmental agency) as a result of, or arising out of or relating to:

                    (1) bodily injury, property damage, abatement or remediation, environmental damage or impairment or any other injury or damage resulting from or relating to any hazardous or toxic substance or contaminated material (as determined under Environmental Laws) located on or migrating into, from or through property previously, now or hereafter owned or occupied by any of the Co-Borrowers, which either of the Banks may incur due to the making of the loans provided for in this Agreement or otherwise;

                    (2) any transaction financed or to be financed, in whole or in part, directly or indirectly, with the proceeds of any loan made by the Banks to the Co-Borrowers; or

                    (3) the entering into, performance of an exercise of its rights under this Agreement by the Banks;

     provided, however, that the Co-Borrowers shall not be required to defend, indemnify or hold harmless either of the Banks, their respective directors, officers, employees or agents from and against any and all loss, cost, expense or liability (including reasonable attorneys' fees) arising from the negligence or willful misconduct of the Bank, their directors, officers, employees or agents.

               (l) The Co-Borrowers agree that either of the Banks may with the consent of Co-Borrower Fresh Brands, Inc. sell to another financial institution or institutions, an interest in the Master Notes.

               (m) Waiver of Jury Trial. EACH OF THE CO-BORROWERS AND THE BANKS (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG ANY OF THE CO-BORROWERS AND EITHER OR BOTH OF THE BANKS ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, ANY OTHER RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN ANY OF THE CO-BORROWERS AND EITHER OR BOTH OF THE BANKS, THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANKS TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN OTHER LOAN DOCUMENTS.

               (n) Limitation on Damages. Each of the Co-Borrowers and the Banks hereby waive any right either of them may have to claim or recover from the other party any special, exemplary, punitive or consequential damages or any damages of any nature other than actual, compensatory damages.

               (o) All obligations of Co-Borrowers under this Agreement and the Master Notes shall be joint and several.

          11. Condition to Co-Borrower Dick's Supermarkets, Inc. Dick's Supermarkets, Inc. is executing this Agreement in contemplation of the consummation of the acquisition of 100% of the issued and outstanding stock of Dick's Supermarkets, Inc. by Fresh Brands, Inc. through Schultz Acquisition Corp. (the "Acquisition"). Dick's Supermarkets, Inc. shall not be bound by the terms and conditions of this Agreement and shall not be deemed a Co-Borrower hereunder until such time as the Acquisition is consummated.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       CO-BORROWERS:

                                       FRESH BRANDS, INC.

                                       By: /s/ Armand C. Go.
                                          -------------------------------------
                                       Name:  Armand C. Go.
                                            -----------------------------------
                                       Title: Vice President & Secretary
                                             ----------------------------------


                                       SCHULTZ SAV-O STORES, INC.

                                       By: /s/ Armand C. Go.
                                          -------------------------------------
                                       Name:  Armand C. Go.
                                            -----------------------------------
                                       Title: Vice President & Secretary
                                             ----------------------------------


                                       SCHULTZ ACQUISITION CORP.

                                       By: /s/ Elwood F. Winn
                                          -------------------------------------
                                       Name:  Elwood F. Winn
                                            -----------------------------------
                                       Title: President & Secretary
                                             ----------------------------------


                                       DICK'S SUPERMARKETS, INC.

                                       By: /s/ Robert Brodbeck
                                          -------------------------------------
                                       Name:  Robert Brodbeck
                                            -----------------------------------
                                       Title: President and CEO
                                             ----------------------------------

                                       M&I MARSHALL & ILSLEY BANK


                                       By: /s/ Ronald J. Carey
                                          -------------------------------------
                                       Name:   Ronald J. Carey
                                            -----------------------------------
                                       Title: Vice President
                                             ----------------------------------
                                       Attest:  /s/
                                               --------------------------------


                                       FIRSTAR BANK, N.A.

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                       M&I MARSHALL & ILSLEY BANK


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------
                                       Attest:
                                               --------------------------------


                                       FIRSTAR BANK, N.A.


                                       By:  /s/ Caroline V. Krider
                                          -------------------------------------
                                       Name:   Caroline V. Krider
                                            -----------------------------------
                                       Title:  VP - Senior Lender
                                             ----------------------------------

                                   EXHIBITS TO LOAN AGREEMENT
                                   --------------------------

  Exhibit A-1                        Master Note
  Exhibit A-2                        Master Note
  Exhibit B                          Officer's Certificate




                                  SCHEDULES TO LOAN AGREEMENT
                                  ---------------------------

  Schedule 1                         Litigation
  Schedule 2                         Environmental Matters
  Schedule 3                         Existing Liens
  Schedule 4                         Brodbeck Enterprises, Inc. EBITDA
  Schedule 5                         Pricing Matrix
  Schedule 6                         Corporate Structure

                                                                     Exhibit A-1
                                                                     -----------
                                   MASTER NOTE
                                   -----------

                                                            Milwaukee, Wisconsin
$20,000,000                                                        June __, 2001

          FOR VALUE RECEIVED, the undersigned, (each a "Co-Borrower"), hereby jointly and severally unconditionally promises to pay on the Maturity Date, to the order of M&I Marshall & Ilsley Bank, a Wisconsin banking corporation (the "Bank"), at the offices of Bank located at 770 North Water Street, Milwaukee, Wisconsin 53202, in lawful money of the United States of America and in immediately available funds, the lesser of (a) the amount of the M&I Line of Credit or (b) the aggregate unpaid principal amount of all Loans made by the Bank to the Co-Borrowers pursuant to the Agreement (as hereinafter defined). The Co-Borrowers also unconditionally promise to pay interest in like money at said offices on the unpaid principal amount hereof from time to time outstanding for the period from and including the date hereof until such amount shall be paid in full, as provided in the Agreement. The holder of this Master Note is hereby authorized to record the date and amount of each Loan made by such holder, and the date and amount of each payment or prepayment of principal and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded.

          This Master Note is one of the Master Notes referred to in the Loan Agreement, dated as of June __, 2001, by and between the Co-Borrowers, the Bank and Firstar Bank, N.A. (as amended, modified or supplemented from time to time (the "Agreement"), is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. The Agreement is hereby incorporated herein by reference. All capitalized terms used in this Master Note, unless herein defined, shall have the meanings assigned to such terms in the Agreement. Reference is made to the Agreement for relevant terms and provisions which bear upon this Master Note and the payments hereunder. Upon the occurrence of an Event of Default as specified in the Agreement, the amounts then remaining unpaid under this Master Note may be declared to be or may become immediately due and payable as provided in the Agreement.

          No delay or omission on the part of the Bank or any holder hereof in exercising any right or option herein given to the Bank or any holder hereof in exercising any right or option herein given to the Bank or holder hereof shall impair such right or option or be considered as a waiver thereof or acquiescence in any default hereunder. Co-Borrowers hereby waive presentment, demand, notice of dishonor, protest and all other notices and proceedings required as a condition for payment or collection hereof.

          In the event of default hereunder, Co-Borrowers agree to pay all costs of collection, including reasonable attorneys' fees.

          This Master Note shall be governed by and construed in accordance with the laws of the State of Wisconsin.

                                         CO-BORROWERS:

                                         FRESH BRANDS, INC.,
                                         a Wisconsin corporation


                                         By:__________________________
                                              (SEAL)


                                         SCHULTZ SAV-O STORES, INC.

                                         By:___________________________
                                              (SEAL)


                                         SCHULTZ ACQUISITION CORP.


                                         By:________________________________
                                                (SEAL)


                                         DICK'S SUPERMARKETS, INC.
                                         f/k/a Brodbeck Enterprises, Inc.


                                         By:
                                            ---------------------------------
                                               (SEAL)

                                                                     Exhibit A-2
                                                                     -----------

                                   MASTER NOTE
                                   -----------

                                                            Milwaukee, Wisconsin
$15,000,000                                                        June __, 2001

          FOR VALUE RECEIVED, the undersigned, (each a "Co-Borrower"), hereby jointly and severally unconditionally promises to pay on the Maturity Date, to the order of Firstar Bank, N.A., a national banking association (the "Bank"), at the offices of Bank located at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, in lawful money of the United States of America and in immediately available funds, the lesser of (a) the amount of the Firstar Line of Credit or
(b) the aggregate unpaid principal amount of all Loans made by the Bank to the Co-Borrowers pursuant to the Agreement (as hereinafter defined). The Co-Borrowers also unconditionally promise to pay interest in like money at said offices on the unpaid principal amount hereof from time to time outstanding for the period from and including the date hereof until such amount shall be paid in full, as provided in the Agreement. The holder of this Master Note is hereby authorized to record the date and amount of each Loan made by such holder, and the date and amount of each payment or prepayment of principal, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded.

          This Master Note is one of the Master Notes referred to in the Loan Agreement, dated as of June __, 2001, by and between the Co-Borrowers, the Bank and M&I Marshall & Ilsley Bank (as amended, modified or supplemented from time to time, the "Agreement"), is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. The Agreement is hereby incorporated herein by reference. All capitalized terms used in this Master Note, unless herein defined, shall have the meanings assigned to such terms in the Agreement. Reference is made to the Agreement for relevant terms and provisions which bear upon this Master Note and the payments hereunder. Upon the occurrence of an Event of Default as specified in the Agreement, the amounts then remaining unpaid under this Master Note may be declared to be or may become immediately due and payable as provided in the Agreement.

          No delay or omission on the part of the Bank or any holder hereof in exercising any right or option herein given to the Bank or any holder hereof in exercising any right or option herein given to the Bank or holder hereof shall impair such right or option or be considered as a waiver thereof or acquiescence in any default hereunder. Co-Borrowers hereby waive presentment, demand, notice of dishonor, protest and all other notices and proceedings required as a condition for payment or collection hereof.

          In the event of default hereunder, Co-Borrowers agree to pay all costs of collection, including reasonable attorneys' fees.

          This Master Note shall be governed by and construed in accordance with the laws of the State of Wisconsin.

                                       CO-BORROWERS:

                                       FRESH BRANDS, INC.,
                                       a Wisconsin corporation


                                       By:__________________________
                                            (SEAL)


                                       SCHULTZ SAV-O STORES, INC.

                                       By:___________________________
                                            (SEAL)


                                       SCHULTZ ACQUISITION CORP.


                                       By:________________________________
                                                (SEAL)


                                       DICK'S SUPERMARKETS, INC.
                                       f/k/a Brodbeck Enterprises, Inc.


                                       By:
                                          -------------------------------------
                                             (SEAL)

                                    Exhibit B
                                       to
                                 Loan Agreement


                                  June __, 2001


Mr. Ronald Carey                                     Ms. Caroline Krider
Vice President                                       Vice President
M&I Marshall & Ilsley Bank                           Firstar Bank, N.A.
770 North Water Street                               777 East Wisconsin Avenue
Milwaukee, WI 53202-3593                             Milwaukee, WI 53202

Dear Ron and Caroline:

          Pursuant to Section 4(a) of the Loan Agreement (the "Loan Agreement") dated June __, 2001 among the Co-Borrowers identified therein, M&I Marshall & Ilsley Bank and Firstar Bank, N.A., the following sets forth calculations of the Co-Borrowers' compliance with certain of the financial covenants of the Loan
Agreement:


(A)       Tangible Net Worth (Section 5(a)(i)).                $
                                                                ---------------

          Minimum requirement                                  $
                                                               ================


(B)       Fixed Charge Coverage Ratio
          (Section 5 (a)(ii))

EBITDA                                 $__________
Subtract:  Cash Dividends               __________
Subtract:  Income Taxes                 __________
Subtract:  Capital Expenditures         __________
Subtotal (Numerator)                   $__________

Add:     Interest expense              $__________
         Long-term debt:  Current       __________
         Capital leases:  Current       __________
Subtotal (Denominator)                  __________
                                                               $
                                                               ================

Fixed Charge Coverage Ratio                                             to 1.00
                                                               ================
Minimum permitted                                                  2.00 to 1.00
                                                               ================

Mr. Ronald Carey and Ms. Caroline Krider
June __, 2001
Page 2


(C)      Funded Debt Plus
         Contingent Liabilities to
         EBITDA (Section 5(a)(iii))

         Add: Funded Debt                           $_________
         Contingent Liabilities:
           Notes                                     _________
         Contingent Liabilities:
           Leases                                    _________

         Total Funded Debt plus
           Contingent Liabilities                              $
                                                               ================
         EBITDA                                                $
                                                               ================

Ratio of sum of Funded Debt
plus Contingent Liabilities to
EBITDA                                                                 to 1.00
                                                               ================
Maximum permitted                                                 2.50 to 1.00
                                                               ================



          In accordance with Section 4(a) of the Loan Agreement, I hereby certify, to the best of my knowledge and belief, that there exists no condition, event or act which would constitute an Event of Default (as defined in the Loan Agreement), and there exists no condition, event or act which, with notice or lapse of time, or both, would constitute an Event of Default.

                                       Very truly yours,

                                       FRESH BRANDS, INC. for itself and on
                                       behalf of all CO-BORROWERS


                                       By: ____________________________
                                       Armand Go
                                       Vice President and Secretary

Enclosure

                                   MASTER NOTE

                                                            Milwaukee, Wisconsin
$20,000,000                                                      June 16th, 2001


          FOR VALUE RECEIVED, the undersigned, (each a "Co-Borrower"), hereby jointly and severally unconditionally promises to pay on the Maturity Date, to the order of M&I Marshall & Ilsley Bank, a Wisconsin banking corporation (the "Bank"), at the offices of Bank located at 770 North Water Street, Milwaukee, Wisconsin 53202, in lawful money of the United States of America and in immediately available funds, the lesser of (a) the amount of the M&I Line of Credit or (b) the aggregate unpaid principal amount of all Loans made by the Bank to the Co-Borrowers pursuant to the Agreement (as hereinafter defined). The Co-Borrowers also unconditionally promise to pay interest in like money at said offices on the unpaid principal amount hereof from time to time outstanding for the period from and including the date hereof until such amount shall be paid in full, as provided in the Agreement. The holder of this Master Note is hereby authorized to record the date and amount of each Loan made by such holder, and the date and amount of each payment or prepayment of principal and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded.

          This Master Note is one of the Master Notes referred to in the Loan Agreement, dated as of June 16th, 2001, by and between the Co-Borrowers, the Bank and Firstar Bank, N.A. (as amended, modified or supplemented from time to time (the "Agreement"), is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. The Agreement is hereby incorporated herein by reference. All capitalized terms used in this Master Note, unless herein defined, shall have the meanings assigned to such terms in the Agreement. Reference is made to the Agreement for relevant terms and provisions which bear upon this Master Note and the payments hereunder. Upon the occurrence of an Event of Default as specified in the Agreement, the amounts then remaining unpaid under this Master Note may be declared to be or may become immediately due and payable as provided in the Agreement.

          No delay or omission on the part of the Bank or any holder hereof in exercising any right or option herein given to the Bank or any holder hereof in exercising any right or option herein given to the Bank or holder hereof shall impair such right or option or be considered as a waiver thereof or acquiescence in any default hereunder. Co-Borrowers hereby waive presentment, demand, notice of dishonor, protest and all other notices and proceedings required as a condition for payment or collection hereof.

          In the event of default hereunder, Co-Borrowers agree to pay all costs of collection, including reasonable attorneys' fees.

          This Master Note shall be governed by and construed in accordance with the laws of the State of Wisconsin.

                                       CO-BORROWERS:

                                       FRESH BRANDS, INC.


                                       By:__________________________
                                            (SEAL)


                                       SCHULTZ SAV-O STORES, INC.

                                       By:___________________________
                                            (SEAL)


                                       SCHULTZ ACQUISITION CORP.


                                       By:________________________________
                                              (SEAL)


                                       DICK'S SUPERMARKETS, INC.
                                       f/k/a Brodbeck Enterprises, Inc.


                                       By:
                                          -------------------------------------
                                             (SEAL)

                                   MASTER NOTE

                                                            Milwaukee, Wisconsin
$15,000,000                                                      June 16th, 2001


          FOR VALUE RECEIVED, the undersigned, (each a "Co-Borrower"), hereby jointly and severally unconditionally promises to pay on the Maturity Date, to the order of Firstar Bank, N.A., a national banking association (the "Bank"), at the offices of Bank located at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, in lawful money of the United States of America and in immediately available funds, the lesser of (a) the amount of the Firstar Line of Credit or
(b) the aggregate unpaid principal amount of all Loans made by the Bank to the Co-Borrowers pursuant to the Agreement (as hereinafter defined). The Co-Borrowers also unconditionally promise to pay interest in like money at said offices on the unpaid principal amount hereof from time to time outstanding for the period from and including the date hereof until such amount shall be paid in full, as provided in the Agreement. The holder of this Master Note is hereby authorized to record the date and amount of each Loan made by such holder, and the date and amount of each payment or prepayment of principal, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded.

          This Master Note is one of the Master Notes referred to in the Loan Agreement, dated as of June 16th, 2001, by and between the Co-Borrowers, the Bank and M&I Marshall & Ilsley Bank (as amended, modified or supplemented from time to time, the "Agreement"), is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. The Agreement is hereby incorporated herein by reference. All capitalized terms used in this Master Note, unless herein defined, shall have the meanings assigned to such terms in the Agreement. Reference is made to the Agreement for relevant terms and provisions which bear upon this Master Note and the payments hereunder. Upon the occurrence of an Event of Default as specified in the Agreement, the amounts then remaining unpaid under this Master Note may be declared to be or may become immediately due and payable as provided in the Agreement.

          No delay or omission on the part of the Bank or any holder hereof in exercising any right or option herein given to the Bank or any holder hereof in exercising any right or option herein given to the Bank or holder hereof shall impair such right or option or be considered as a waiver thereof or acquiescence in any default hereunder. Co-Borrowers hereby waive presentment, demand, notice of dishonor, protest and all other notices and proceedings required as a condition for payment or collection hereof.

          In the event of default hereunder, Co-Borrowers agree to pay all costs of collection, including reasonable attorneys' fees.

          This Master Note shall be governed by and construed in accordance with the laws of the State of Wisconsin.

                                       CO-BORROWERS:

                                       FRESH BRANDS, INC.


                                       By:__________________________
                                            (SEAL)


                                       SCHULTZ SAV-O STORES, INC.

                                       By:___________________________
                                            (SEAL)


                                       SCHULTZ ACQUISITION CORP.


                                       By:________________________________
                                                (SEAL)


                                       DICK'S SUPERMARKETS, INC.
                                       f/k/a Brodbeck Enterprises, Inc.


                                       By:
                                          -------------------------------------
                                             (SEAL)